UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2007

Globix Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Park Drive Westborough, MA	01581
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (508) 616-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On January 8, 2007, the board of directors of Globix Corporation, a Delaware corporation ("Globix") appointed John P. Stack to serve as the principal accounting officer of Globix. Mr. Stack, who joined Globix on December 11, 2006, will retain his existing responsibilities as Vice President of Finance and Corporate Controller of Globix. Eric Sandman, Senior Vice President and Chief Financial Officer of Globix, will continue to serve as the company’s principal financial officer. Prior to joining Globix, Mr. Stack, age 47, was vice president and controller and principal accounting officer at Northeast Utilities, from February 2002 to May 2006. Mr. Stack joined Northeast Utilities in December 1998 and served as executive director of corporate accounting and taxes until February 2002. Prior to joining Northeast Utilities, Mr. Stack was an audit partner with Arthur Andersen LLP. Mr. Stack is a board member of the Connecticut Hospice and serves as the chairman of its audit and budget and financial committees. Mr. Stack is a graduate of Boston College with a Bachelors of Science in Accounting and is a certified public accountant. Pursuant to the arrangements entered into with Mr. Stack when he joined Globix, Mr Stack's base salary is $190,000, with a sign-on bonus of $40,000 and has a bonus potential of 33% of his base salary under the company's cash incentive plan, depending on company and personal performance.

(e) On January 10, 2007, the compensation committee of the board of directors of Globix adopted the company's cash incentive plan for fiscal 2007. Payout under the plan will be based in large part upon the achievement, as determined by the compensation committee, of EBITDA and revenue goals under the Globix operating plan. The remaining portion of the cash incentive compensation will be based on the achievement of personal goals, as determined by the Executive Chairman, subject to review by the compensation committee in the case of executive officers. Under the plan, the chief executive officer has a bonus potential of up to 50% of his annual base salary, while other executive officers have a bonus potential of up to 33% of their annual base salary, in each case depending on company and personal performance. The payout for the revenue and EBITDA goals will be based on a sliding scale with a portion of the target bonus amount being payable starting at 85% achievement for each of these goals, subject to a maximum of 120% of the bonus amount per goal based on achievement of at least 120% of such goal. Performance based stock options granted in fiscal 2007 will vest based on the achievement, as determined by the compensation committee, of certain EBITDA and revenue goals under the Globix operating plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2007	Globix Corporation

By /s/ Eric J. Sandman
Name: Eric J. Sandman
Title: Chief Financial Officer